AUTO LOAN PURCHASE AND SALE AGREEMENT

This Auto Loan Purchase and Sale Agreement ("Agreement") is made on May 1, 2000 (the "Effective Date"), by and between WELLS FARGO BANK, N.A. - Auto Finance Group, a national banking association, a California corporation with its principal office at 1350 Montego Way, Walnut Creek, CA 94598 ("Correspondent") and E-LOAN, Inc., a Delaware corporation with its principal office at 5875 Arnold Road, Dublin, CA 94568 ("E-LOAN").

R E C I T A L S

WHEREAS, E-LOAN maintains a website at www.eloan.com, and is engaged in the business of, among other things, origination and sale of loans to consumers for the purchase or refinance of motor vehicles ("Loans");

WHEREAS, Correspondent is a company purchasing certain motor vehicle loans;

WHEREAS, E-LOAN desires to provide a broad range of available financing for consumers seeking Loans;

WHEREAS, E-LOAN and Correspondent desire to enter into an arrangement whereby E-LOAN will sell Loans to Correspondent ;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, E-LOAN and Correspondent hereby agree as follows:

1. Sale and Delivery of Loans.

1.1 Sale and Purchase of Loans. From time to time during the Term of this Agreement, E-LOAN shall sell, assign, transfer, convey and deliver to Correspondent, and Correspondent shall purchase from E-LOAN, without recourse and on a servicing released basis, all right, title and interest in and to Loans as provided in this Agreement.

1.2 Offer. From time to time during the Term of this Agreement, E-LOAN shall submit, for Correspondent's review and approval, an offer to sell one or more prospective Loans (each, an "Offer") under the terms of this Agreement. Each Offer shall be in a format acceptable to Correspondent, and shall include the items and information set forth on Exhibit A, which shall include the application relating to each offered Loan and such other information as mutually agreed by the parties. In determining whether to submit an Offer to Correspondent, E-LOAN shall apply Correspondent's underwriting and other criteria for purchase of Loans subject to this Agreement as set forth on Exhibit B ("Purchase Criteria") to the Loan application, and shall only submit Offers that E-LOAN reasonably believes satisfy the Purchase Criteria. E-LOAN is not obligated to offer to sell any Loans or prospective Loans to Correspondent.

1.3 Acceptance. On or before the Offer Expiration Date set forth on Exhibit A, Correspondent shall, in its sole discretion, accept or reject such offer, and shall inform E-LOAN of its decision. In determining whether to accept or reject an Offer, Corespondent shall apply the Purchase Criteria to each Loan offered for sale. If Correspondent accepts an Offer, Correspondent shall transmit to E-LOAN a Confirmation with respect to each prospective Loan to be purchased. The Confirmation shall include the information set forth on Exhibit C, and shall include a clear description of the conditions that must be met in order for Correspondent to purchase the Loan. Transmission of a Confirmation shall constitute acceptance of E-LOAN's Offer, and Correspondent shall be obligated to purchase the prospective Loan, provided that all conditions set forth in the Confirmation are met and the Loan is funded by E-LOAN prior to expiration of the Confirmation. If E-LOAN does not fund a prospective Loan and fulfill all conditions set forth in the Confirmation within thirty (30) days of E-LOAN's receipt of the Confirmation ("Offer Expiration Date"), the Confirmation shall expire, and Correspondent shall have no obligation to purchase the Loan. E-LOAN agrees that it will not offer for sale to any person other than Correspondent any Loan for which a Confirmation has been issued and is outstanding. Upon expiration of a Confirmation, E-LOAN shall be free to sell or offer to sell the subject Loan to any other person. In the absence of a Confirmation issued by Correspondent with respect to a Loan, Correspondent is not obligated to purchase any Loan offered for sale by E-LOAN.

1.4 Funding and Delivery of Loans. E-LOAN is not obligated to fund or sell any Loans to Correspondent, whether or not a Confirmation has been issued by Correspondent with respect to the subject Loan. However, if E-LOAN funds and sells a Loan to Correspondent hereunder, E-LOAN shall fulfill all conditions set forth in the applicable Confirmation, and fund the subject Loan prior to expiration of a Confirmation. Upon funding of a Loan subject to a Confirmation, E-LOAN shall immediately deliver to Correspondent, the loan documents and items set forth on Exhibit D, together with any and all other items required by the Confirmation relating to the subject Loan, evidencing funding and fulfillment of all conditions of the Confirmation ("Required Documents").

1.5 Payment; Transfer. With respect to each Loan sold, Correspondent shall pay E-LOAN the amount set forth on Exhibit E ("Purchase Price"), in the manner, and by the time limits set forth in Exhibit E. The Purchase Price shall be the principal amount of the Loan, plus such additional compensation as the parties agree. Such additional compensation shall be on a per funded/boarded Loan basis and shall be aggregately paid on the 10th day of the month for the prior month's Loan activity. Upon receipt by E-LOAN of the portion of the Purchase Price representing the principal balance of the Loan ("Transfer Date"), the Loan, and all rights, benefits, payments, proceeds and obligations arising from or in connection with the Loan, together with any lien or security interest in the vehicle serving as collateral for the Loan, shall vest in Correspondent. Until the Transfer Date, E-LOAN shall own and control the application and all documentation relating to a prospective Loan to be sold. All Loans sold under this Agreement shall be sold without recourse, on a servicing released basis. With respect to each Loan as to which E-LOAN has not delivered to Correspondent all Required Documents,, Correspondent shall have no obligation to purchase the subject Loan.

1.6. Direct Electronic Deposit. E-LOAN and Correspondent agree that the payments for the Purchase Price of the Loan will normally be made by direct electronic deposit, with advise of remittance, to E-LOAN's demand deposit account in the financial institution specified by E-LOAN. E-LOAN authorizes Correspondent to initiate credit entries or adjustments to the specified account to correct any credit entries made in error. Payments will be made by check if the information provided is blank, incomplete or incorrect, or if electronic deposit facilities are unavailable to Correspondent for any reason. E-LOAN is providing the information shown below in this Agreement to facilitate this service.

Bank of America/Oakland, CA

Depository/Branch Name

Oakland, CA, 94612

City, State, Zip

510-273-5313

Telephone No.

[*]

Transit/ABA Number

[*]

Account Number

1.7. Changes to Purchase Criteria. E-LOAN understands that Correspondent reserves the right from time to time to change its Purchase Criteria and the types of loans it will purchase. The temporary or permanent discontinuance of the purchase of one or more types of loans will not affect the terms of this Agreement which apply to previously purchased Loans of any type.

1.8. Effects of Correspondent's Action. After the purchase and assignment of the Loan to Correspondent by E-LOAN, E-LOAN understands and agrees that Correspondent may without notice to E-LOAN extend the due dates of payments due or to become due under any Loan, amend any Loan by agreement with the borrower(s) or otherwise deal with borrower(s) or any other party obligated to Correspondent in connection with the transaction in whatever manner Correspondent deems reasonable and appropriate, without affecting E-LOAN obligations under this Agreement.

1.9. Most Competitive Compensation. At all times E-LOAN will provide to Correspondent its most competitive compensation offered to any existing and hereafter motor vehicle loan correspondents or lenders. If requested by Correspondent, E-LOAN will provide documentation concerning this subject matter, except as prohibited by applicable confidentiality provisions.

2. Covenants.

2.1 Compliance with Law. Each party shall comply with all federal, state and local laws and regulations applicable to this Agreement and the respective party's obligations hereunder, including without limitation all consumer protection laws, the federal Equal Credit Opportunity Act, Truth in Lending Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act and state licensing laws and each of their respective regulations ("Applicable Law"). E-LOAN shall provide prior written notice to Correspondent of any changes to the form documents for Loans, and shall update the forms as necessary to comply with Applicable Law. Correspondent shall provide prior written notice to E-LOAN of any changes to the Purchase Criteria, and shall update the Purchase Criteria as necessary to comply with Applicable Law. E-LOAN and Correspondent shall each conduct its operations, and shall ensure that the operations of its affiliates, subsidiaries and their respective officers and agents are conducted, in a manner that does not have a material adverse impact on the reputation or business of the other.

2.2 Post-Closing Payments. All monies received by E-LOAN after the transfer of title to any Loan shall be promptly turned over to Correspondent no later than three (3) business days from receipt.

2.3 Limited Power of Attorney. E-LOAN hereby appoints Correspondent, its agents, employees, successors and assigns, as its attorney in fact, with the full power of substitution, for the limited purpose of (1) endorsing E-LOAN's name on any checks, drafts, money orders or other forms of payment payable to E-LOAN that may come into Correspondent's possession with respect to any Loan purchased by Correspondent under this Agreement, (2) executing any form or document necessary to effectuate the assignment of a Loan in accordance with this Agreement, or to create, perfect, assign or release a first priority security interest in a vehicle securing a Loan in favor of Correspondent, and (3) executing any form or document necessary to effectuate the transfer of the certificate of title with respect to any Loan purchased by Correspondent.

2.4 Non-Discrimination. Correspondent's credit underwriting standards and Purchase Criteria comply with, and as such standards and Purchase Criteria may be revised from time to time throughout the term of this Agreement shall remain in compliance with, the anti-discrimination and other requirements of Applicable Law. E-LOAN's loan origination practices comply with, and as such origination practices may be revised from time to time throughout the term of this Agreement shall remain in compliance with, the anti-discrimination and other requirements of Applicable Law.

2.5 Record Retention. Each party shall, at its own expense, maintain data, information, records and documents relating to Loans offered for sale or sold pursuant to this Agreement, in such manner and for such time period as is required by Applicable Law. Each party shall cooperate with one another and make such Loan records available to regulatory authorities to satisfy state or federal audit requirements. If a party has reasonable grounds to believe a default has occurred under this Agreement, that party shall have the right to review the records of the other party upon reasonable notice, provided that the requesting party shall be entitled to review only those records necessary to determine existence and extent of the default.

2.6 Performance Reports. Within fifteen (15) days after the end of each calendar month during the Term of this Agreement, Correspondent shall provide to E-LOAN a report showing (i) the number of Loans purchased by Correspondent during the preceding month; (ii) the principal balance of each Loan purchased by Correspondent during the preceding month; (iii) the number of Loans purchased by Correspondent since the Effective Date having delinquencies of 30 days or more; and (iv) the number of Loans purchased by Correspondent since the Effective Date that have been charged off on an annual basis.

2.7 Mutual Cooperation. During the term of this Agreement, the parties agree to cooperate with and assist each other, as reasonably requested, in carrying out the covenants, agreements, duties and responsibilities of one another under this Agreement, and shall from time to time, execute, acknowledge and deliver such additional instruments, assignments, endorsements, and documents as may reasonably be required or appropriate to facilitate the performance of this Agreement. Both parties shall work together with respect to coordinating the systems requirements for establishing and maintaining electronic connectivity, and each party shall bear its own expenses with respect thereto.

2.8 No Solicitation or Disclosure. From the date of this Agreement until any Loan sold to Correspondent is paid in full, E-LOAN agrees that: (i) it will not directly or indirectly solicit the respective borrowers to apply for, or offer to such borrowers, any financial products, the proceeds of which could be used to pay off or refinance the subject Loan, including, without limitation, the solicitation or offering of any loan, line of credit, home equity loan or line of credit, or any other credit product; and (ii) it will not directly or indirectly disclose in any manner or sell the names of such borrowers to any third party. This provision shall not prohibit E-LOAN from soliciting products to the public generally.

2.9 Communications with Borrower. After the Loan has been purchased by Correspondent , all written and oral communications with borrower(s) of the Loan by E-LOAN will be fully documented in writing and promptly sent to the Correspondent. Furthermore, any written communications with the borrower(s) of the Loan will be prior approved by Correspondent.

3. Representations and Warranties of the Parties. As of the date of this Agreement, and throughout the Term, each party hereby represents and warrants to the other party that:

3.1 Due Organization and Good Standing. Each party is a corporation, duly organized, validly existing, and is qualified and authorized to transact business in, and is in good standing under the laws of, the jurisdiction of its organization and each jurisdiction in which it performs or will perform its obligations under this Agreement, or is otherwise doing business or is otherwise exempt under Applicable Law from such qualification.

3.2 Authority and Capacity. Each party has the power, authority and capacity to execute, deliver, and perform its obligations under this Agreement. Each party's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding agreement enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

3.3 Consent; Litigation. No consent or approval of any other party or any court or governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. There is no pending claim, cause of action, governmental action or litigation that, if determined adversely, would affect the party's ability to perform its obligations hereunder. This Agreement will not result in a default under any other agreement to which the party is bound.

3.4 Licenses. All necessary qualifications and licenses required by applicable law to conduct business as contemplated by this Agreement in all states where Loans are purchased and sold hereunder have been obtained, and will be maintained in good standing.

4. Additional Representations and Warranties of E-LOAN. As of each and every date E-LOAN sells and delivers a Loan to Correspondent under this Agreement, E-LOAN hereby represents and warrants to Correspondent with respect to each such Loan that:

4.1 Valid Loans. Each Loan is bona fide, valid, genuine and legally enforceable according to its terms and is duly and properly executed by the parties shown as borrowers who were, to the best of E-LOAN's knowledge, competent and had full legal capacity to enter into such Loan at the time they executed the same. To the best of E-LOAN's knowledge, (1) there are no claims or defenses with respect to any Loan; (2) no Loan, or the obligations of any borrower, guarantor or surety with respect to any Loan, has been obtained by fraud or fraudulent representations; (3) no oral or written agreement exists or will exist whereby any of the terms of any Loan has been varied in any way; (4) the information provided to Corespondent in connection with each Loan is complete, true and correct; (5) none of the borrowers, guarantors or sureties on the Loans are deceased, and none of such persons are the subject of any bankruptcy or other legal proceedings between E-LOAN and such persons. ; and (6) terms and conditions of the Dealer Agreement attached hereto as Exhibit F have been met.

4.2 Loans Comply with Law. The form of each Loan and the transactions contemplated by the Loan comply with, and have been entered into in compliance with, all Applicable law, and all required disclosures and notices have been given in compliance with all Applicable law. Any applicable period during which the borrower may rescind the Loan has expired, and all Loan proceeds have been fully disbursed.

4.3 No Default. All payments required under each Loan have been made up to the date the Loan is sold. There is no default, breach, violation or event of acceleration existing under the terms of each Loan nor has any event occurred which, upon the giving of notice or the lapse of time, or both, would constitute a default, breach, violation or event of acceleration under the Loan.

4.4 Title and Insurance. For each Loan sold to Correspondent, the certificate of title to each vehicle securing a loan shall list E-LOAN, Correspondent or its designated Affiliate (as the parties shall mutually agree) as the first and only lienholder on the certificate of title application or registration and on the required physical damage insurance policies and loss payable clauses relating to the vehicle securing the Loan. For purposes of this Agreement, "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, owns or controls, is owned or controlled by, or is under common control or ownership with, E-LOAN or Correspondent, respectively, or their respective ultimate parent.

4.5 Origination of Loans. Except as disclosed in writing to Correspondent and accepted by Correspondent prior to the Closing Date, each Loan has been originated in accordance with the Purchase Criteria and the terms and conditions of the applicable Confirmation.

4.6 Status of Loan. The information that appears on E-LOAN's accounting and all other pertinent records pertaining to any Loan accurately reflect the true status of each Loan.

4.7 Ownership of Loans. For each Loan sold to Correspondent, (a) E-LOAN is the sole owner of each Loan and has good and marketable title thereto, and has the right to assign, sell and transfer the Loan to Correspondent free and clear of any encumbrance, lien, pledge, charge, claim or security interest, and (b) E-LOAN has not sold, assigned or otherwise transferred any right or interest in or to the Loan and has not pledged the Loan as collateral for any debt or other purpose.

. 4.8 Sale Treatment. The sale of each Loan shall be reflected on E-LOAN's balance sheet and other financial statements as a sale of assets by E-LOAN, and E-LOAN shall not take any action or omit to take any action which would cause the transfer of the Loans to Correspondent to be treated as anything other than a sale to Correspondent of all of E-LOAN's right, title and interest in and to each Loan.

4.9 Insurance. Each vehicle securing a Loan is insured against loss under a policy issued by an insurer and coverage amount reasonably acceptable to Correspondent and qualified to do business in the state where the vehicle is located, in a form such that it may be endorsed to Correspondent as loss payee. There are no facts or circumstances that could provide a basis for revocation of, or a defense to any claims made under, any insurance policy covering a vehicle.

4.10 E-LOAN'S Compliance. This Agreement covers E-LOAN existing website www.eloan.com and any other website owned or controlled by E-LOAN during the term of this Agreement. Any E-LOAN website format, information, content and the marketing and use thereof by E-LOAN for this Agreement shall be in full compliance with all Applicable Law. E-LOAN has obtained, or will have obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with operation and ownership of its website and the content thereof. The privacy notices and policies of any E-LOAN'S website shall be consistent and comply with all federal and state laws, including but not limited to the Federal Trade Commission's procedures or rules, and comply with acceptable trade practices and Applicable Law.

5. Indemnification & Remedies.

5.1 Indemnification. Each party (in such capacity, referred to as "Indemnitor") shall indemnify and hold the other party and its respective shareholders, directors, officers, employees, representatives, agents, servants, successors, and assigns (collectively "Indemnitee") harmless from and shall reimburse Indemnitee for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including reasonable attorneys' fees and expenses) (including allocated costs for in-house legal counsel) incurred by Indemnitee arising out of or resulting from any breach of any warranty, representation, covenant or obligation of Indemnitor under this Agreement.

5.2 Indemnification Procedures. After either party obtains knowledge of any claim, action, suit or proceeding (collectively a "Claim") for which it believes is entitled to indemnification under this Agreement, it shall promptly notify the other party of such Claim in writing within ten (10) days after such knowledge. Each party shall cooperate with the other in every reasonable manner (at the Indemnitor's sole expense) to facilitate the defense of any Claim subject to indemnification hereunder. Indemnitee's failure to promptly notify Indemnitor of a Claim shall not relieve the Indemnitor from any liability under this Section to the extent that Indemnitor is not materially adversely affected by such delay. With respect to each such notice, the Indemnitor shall, at the Indemnitee's option, immediately take all action necessary to minimize any risk or loss to the Indemnitee, including retaining counsel satisfactory to the Indemnitee and take such other actions as are necessary to defend the Indemnitee or to discharge the indemnity obligations under this Section. If the Indemnitor does not timely and adequately conduct such defense, the Indemnitee may, at its option and at Indemnitor's expense, conduct such defense, contest, litigate or settle the Claim using counsel of its own choice without prejudice to its right of indemnification under this Section. The Indemnitor shall pay on demand any liability incurred by the Indemnitee under this Section. The Indemnitor shall not settle any claim in which the Indemnitee is named without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. The Indemnitee shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnitor.

5.3 Repurchase. The purchase and sale of Loans under this Agreement shall be without recourse to E-LOAN, except for the representations, warranties, covenants and agreements set forth in this Agreement. Notwithstanding the foregoing, if Correspondent determines, in good faith, that E-LOAN has breached any covenant, representation, warranty or agreement under this Agreement which remains uncured for sixty (60) days and involves, relates to, or affects any Loan sold to Correspondent under this Agreement, E-LOAN shall repurchase the affected Loan from Correspondent for the outstanding balance of principal and accrued but unpaid interest on such Loan, including as respects any premiums advanced by Correspondent for force-placed insurance coverage, less any unearned finance charge and any returned premium receivable by Correspondent for said force-placed insurance therein, plus any then due amounts under the Loan. Upon discovery of a suspected breach, Correspondent shall provide E-LOAN with written notice specifying the breach. In the event of such repurchase, Correspondent shall assign the affected Loan to E-LOAN without recourse and without representation or warranties, expressed or implied.

5.4 Survival of Remedies. This Section shall survive termination of the Agreement.

6. Term and Termination.

6.1 Term. Unless this Agreement is terminated earlier as provided below, this Agreement shall have an initial term of one (1) year commencing on the Effective Date, and shall automatically renew for successive one (1) year term periods. The initial term, together with any renewal terms, shall be referred to herein as the "Term."

6.2 Termination. Notwithstanding the foregoing, this Agreement may be terminated as follows:

(i) without cause by either party , upon not less than thirty (30) days prior written notice to the other party; or

(ii) by either party immediately upon written notice to the other party (a) if the other party breaches any warranty, representation, covenant or obligation under this Agreement and fails to cure such breach within thirty (30) calendar days of receiving written notice of the breach from the non-breaching party; (b) if a party has reasonable cause to believe that the other party will not be able to perform its obligations under this Agreement; (c) if there occurs a change of twenty-five percent (25%) or more of the ownership of the other party; (d) if a material adverse change occurs in the financial condition of the other party; or (e) if the other party is subject to a dissolution, receivership, liquidation, insolvency, conservatorship, consolidation, reorganization, sale of substantially all of its assets, cessation of business, voluntary or involuntary bankruptcy.

6.3 Effect of Termination; Survival. The termination of this Agreement shall not affect the rights and obligations of the parties with respect to Loans for which Confirmations have previously been issued ("Pipeline Loans"), or transactions and occurrences that take place prior to the effective date of termination, and Correspondent shall purchase Pipeline Loans as provided in Section 1.3 if all conditions set forth in the Confirmation are met, except as otherwise provided by Applicable Law. Upon termination of this Agreement for any reason, E-LOAN and Correspondent agree to cooperate in the orderly and timely wind-up of this Agreement as determined by the parties' respective rights and obligations under this Agreement.

7. Miscellaneous.

7.1 Confidentiality of Information. Each party and their respective Affiliates, directors, officers, employees and authorized representatives shall hold in strict confidence and not use or disclose to any other person without the prior written consent of the other party, all information concerning the other party's proprietary business procedures, products, services, operations, fees, policies or plans received from the other party in connection with the negotiation and performance of this Agreement. Notwithstanding the foregoing, either party may disclose information that is required to be disclosed by Applicable Law, governmental regulation or court order, and may disclose the contents of this Agreement, with information as to the amount of, and manner of calculating the Purchase Price redacted where permitted, in required filings with the Securities Exchange Commission or other governmental agency without the other party's prior consent This provision shall survive termination of the Agreement

7.2 Public Announcement. The timing and content of any advertisements, announcements, press releases or other promotional activity relating to this Agreement, and the use of each other's name or trademarks shall be subject to the prior approval of both parties.

7.3 Assignment; Successors. Neither party may assign this Agreement without the prior written consent of the other party, which consent may be withheld in the other party's sole discretion; provided that either party may assign this Agreement or parts thereof to its parent, an affiliate or a subsidiary by providing at least thirty (30) days written notice to the other party. This Agreement shall be binding upon and inure to the benefits of the parties hereto and their respective successors.

7.4 No Agency Relationship. The relationship between E-LOAN and Correspondent shall not be construed as a joint venture, partnership or principal-agent relationship, and under no circumstances shall any of the employees of one party be deemed to be employees of the other party for any purpose. This Agreement shall not be construed as authority for either party to act for the other in any agency or any other capacity, except as expressly set forth in this Agreement.

7.5 Third Party Beneficiaries. This Agreement is not intended and shall not be construed to create any rights or benefits upon any person not a party to this Agreement.

7.6 Costs and Expenses. Unless specifically provided for elsewhere in this Agreement, each party will bear its own costs and expenses, including legal fees, accounting fees and taxes incurred in connection with the negotiation and performance of this Agreement.

7.7 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) three (3) business days after being deposited in the U.S. mail, first class, postage prepaid, (ii) upon transmission, if sent by facsimile transmission, or (iii) upon delivery, if served personally or sent by any generally recognized overnight delivery service, to the following addresses:

(a) If to E-LOAN, to:

E-LOAN, Inc.

5875 Arnold Road

Dublin, CA 94568

Attn: Curtis M. Kuboyama

Facsimile No. (925) 803-3507

with a copy to Edward A. Giedgowd, E-LOAN's Counsel at the same address.

(b) If to Correspondent, to:

WELLS FARGO BANK, N.A. - Auto Finance Group

1350 Montego Way

Walnut Creek, CA 94598

Attn: Paul S. Tsang

Facsimile No.: (925) 746-4390

with a copy to Richard M. Acuna, Esq.

Wells Fargo Bank, N.A.

Suite 1040

333 South Grand Avenue

Los Angeles, CA 90071

Facsimile No.: (213) 628-9918

7.8 Entire Agreement. This Agreement, including any Exhibits or other documents attached hereto or referenced herein, each of which is hereby incorporated into this Agreement and made an integral part hereof, constitutes the entire agreement between the parties relating to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior understandings, negotiations and discussions, written or oral, of the parties relating to the transactions contemplated by this Agreement.

7.9 Modification. This Agreement may not be changed orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought

7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

7.11 Provisions Severable. If any provision of this Agreement shall be or become wholly or partially invalid, illegal or unenforceable, such provision shall be enforced to the extent that its legal and valid and the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns.

7.12 Waivers; Cumulative Remedies. No failure or delay by a party to insist upon the strict performance of any term or condition under this Agreement or to exercise any right or remedy available under this Agreement at law or in equity, shall imply or otherwise constitute a waiver of such right or remedy, and no single or partial exercise of any right or remedy by any party will preclude exercise of any other right or remedy. All rights and remedies provided in this Agreement are cumulative and not alternative; and are in addition to all other available remedies at law or in equity.

7.13 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY DAMAGES OR CLAIMS FOR LOST PROFITS OR CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

7.14 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which shall constitute one and the same instrument.

8. Trademark Licenses.

8.1. E-LOAN'S Mark. During the Term and subject to this Agreement, E-LOAN hereby grants to Wells Fargo a non-exclusive, royalty-free, worldwide license to reproduce, display, distribute, create derivative works from, publicly perform, publicly and digitally perform E-LOAN'S Marks (as defined below) in connection with links to or from or in conjunction with any Wells Fargo's website or any Wells Fargo & Company website. As used herein, E-LOAN'S Marks are E-LOAN, ELOAN, E-TRACK, E-LOAN LTD., and E-LOAN.com. Wells Fargo name not use the E-LOAN Marks, including its service marks, trade names, logos, or other commercial or product designation for any other purpose whatsoever without the prior written consent of E-LOAN.

8.2. Wells Fargo's Mark. During the Term and subject to this Agreement, WELLS FARGO hereby grants to E-LOAN a non-exclusive, royalty-free, worldwide license to reproduce, display, distribute, create derivative works of, publicly perform, publicly and digitally perform WELLS FARGO's Marks (as defined below) in connection with links to or from or in conjunction with the E-LOAN website and in any presentations materials, both public and private, used by E-LOAN. As used herein, the Wells Fargo Marks are Wells Fargo and WellsFargo.com. E-LOAN may not use the Wells Fargo Marks, including Wells Fargo's service marks, trade names, logos, or other commercial or product designation for any other purpose whatsoever without the prior written consent of Wells Fargo.

9. ARBITRATION.

9.1. AGREEMENT TO ARBITRATE. E-LOAN AND CORRESPONDENT AGREE TO SUBMIT TO BINDING ARBITRATION TO RESOLVE ALL CLAIMS, DISPUTES AND CONTROVERSIES (WHETHER IN TORT, CONTRACT, OR OTHERWISE, EXCEPT "CORE PROCEEDINGS" UNDER THE U.S. BANKRUPTCY CODE) ARISING BETWEEN THEMSELVES AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS AND OTHER AGENTS, WHICH RELATE IN ANY WAY (WITHOUT LIMITATION) TO EXISTING AND FUTURE LOANS AND EXTENSIONS OF CREDIT OR REQUESTS FOR ADDITIONAL CREDIT, INCLUDING BY WAY OF EXAMPLE (BUT NOT BY WAY OF LIMITATION) THE NEGOTIATION, COLLATERALIZATION, ADMINISTRATION, REPAYMENT, MODIFICATION, DEFAULT, TERMINATION AND ENFORCEMENT OF SUCH LOANS OR EXTENSIONS OF CREDIT. CLAIMS, DISPUTES, AND CONTROVERSIES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN COURT BY A JUDGE OR JURY.

9.2. RULES GOVERNING ARBITRATION. ARBITRATION UNDER THIS AGREEMENT WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT AND WILL PROCEED AND BE CONDUCTED IN ACCORDANCE WITH THE AMERICAN ARBITRATION ASSOCIATION'S COMMERCIAL ARBITRATION RULES ("AAA RULES") AT A LOCATION: (A) IN THE STATE IN WHICH THE CORRESPONDENT'S PRINCIPAL PLACE OF BUSINESS IS LOCATED THAT IS MUTUALLY AGREEABLE TO E-LOAN AND CORRESPONDENT; OR (B) IF E-LOAN AND CORRESPONDENT CANNOT MUTUALLY AGREE ON SUCH LOCATION, IN THE CITY OF SAN FRANCISCO, CALIFORNIA.

9.3. SELECTION OF ARBITRATORS. ARBITRATION WILL BE CONDUCTED BEFORE A PANEL OF THREE (3) NEUTRAL ARBITRATORS ELECTED IN ACCORDANCE WITH AAA RULES, EACH OF WHOM SHALL BE AN ATTORNEY WHO HAS PRACTICED COMMERCIAL LAW FOR AT LEAST TEN YEARS AND WHO IS KNOWLEDGEABLE IN THE SUBSTANTIVE LAWS THAT APPLY TO THE CLAIM, DISPUTE, OR CONTROVERSY.

9.4. STATUTES OF LIMITATION AND PROCEDURAL ISSUES. THE THREE ARBITRATORS WILL DETERMINE WHETHER AN ISSUE IS ARBITRATABLE AND WILL GIVE EFFECT TO APPLICABLE STATUTES OF LIMITATION. JUDGMENT UPON THE ARBITRATORS' AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE THREE ARBITRATORS HAVE THE DISCRETION TO DECIDE, UPON DOCUMENTS ONLY OR WITH A HEARING, ANY MOTION TO DISMISS FOR FAILURE TO STATE A CLAIM OR ANY MOTION FOR SUMMARY JUDGMENT.

9.5. JUDICIAL REVIEW. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN ANY ARBITRATION IN WHICH THE AMOUNT IN CONTROVERSY EXCEEDS $25,000.00, THE ARBITRATORS SHALL BE REQUIRED TO MAKE SPECIFIC, WRITTEN FINDINGS OF FACT AND CONCLUSIONS OF LAW. IN SUCH ARBITRATIONS (A) THE ARBITRATIONS SHALL NOT HAVE THE POWER TO MAKE ANY AWARD WHICH IS NOT SUPPORTED BY SUBSTANTIAL EVIDENCE OR WHICH IS BASED ON LEGAL ERROR, (B) AN AWARD SHALL NOT BE BINDING UPON THE PARTIES UNLESS THE FINDINGS OF FACT ARE SUPPORTED BY SUBSTANTIAL EVIDENCE AND THE CONCLUSIONS OF LAW ARE NOT ERRONEOUS UNDER THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA, AND (C) THE PARTIES SHALL HAVE IN ADDITION TO THE GROUNDS REFERRED TO IN THE FEDERAL ARBITRATION ACT OF VACATING, MODIFYING OR CORRECTING AN AWARD THE RIGHT TO JUDICIAL REVIEW OF (I) WHETHER THE FINDINGS OF FACT RENDERED BY THE ARBITRATORS ARE SUPPORTED BY SUBSTANTIAL EVIDENCE, AND (II) WHETHER THE CONCLUSIONS OF LAW ARE ERRONEOUS UNDER THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA. JUDGMENT CONFIRMING AN AWARD IN SUCH A PROCEEDING MAY BE ENTERED ONLY IF A COURT DETERMINES THE AWARD IS SUPPORTED BY SUBSTANTIAL EVIDENCE AND NOT BASED ON LEGAL ERROR UNDER THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA.

9.6. DISCOVERY. DISCOVERY WILL BE GOVERNED BY THE STATE RULES OF CIVIL PROCEDURE FOR THE STATE IN WHICH THE BORROWER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. IN ANY EVENT, HOWEVER, DISCOVERY MUST BE COMPLETED AT LEAST 20 DAYS BEFORE THE HEARING DATE AND WITHIN 180 DAYS OF THE COMMENCEMENT OF ARBITRATION. EACH REQUEST FOR AN EXTENSION AND ALL OTHER DISCOVERY DISPUTES WILL BE DETERMINED BY THE THREE ARBITRATORS UPON A SHOWING THAT THE REQUEST IS ESSENTIAL FOR THE PARTY'S PRESENTATION AND THAT NO ALTERNATIVE MEANS FOR OBTAINING INFORMATION ARE AVAILABLE DURING THE INITIAL DISCOVERY PERIOD.

9.7. EXCEPTIONS TO ARBITRATION. THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF EITHER PARTY TO: A) FORECLOSE AGAINST REAL OR PERSONAL PROPERTY COLLATERAL; B) EXERCISE SELF-HELP REMEDIES SUCH AS SETOFF, FUNDS TRANSFERS, OR REPOSSESSION; C) OBTAIN PROVISIONAL REMEDIES SUCH AS REPLEVIN, INJUNCTIVE RELIEF, ATTACHMENT OR THE APPOINTMENT OF A RECEIVER DURING THE PENDENCY OR BEFORE OR AFTER ANY ARBITRATION PROCEEDING; OR D) OBTAIN A COGNOVIT JUDGMENT, IF AVAILABLE. THESE EXCEPTIONS DO NOT CONSTITUTE A WAIVER OF THE RIGHT OR OBLIGATION OF EITHER PARTY TO SUBMIT ANY CLAIM, DISPUTE, OR CONTROVERSY TO ARBITRATION, INCLUDING THOSE ARISING FROM THE EXERCISE OF THESE REMEDIES

9.8. ARBITRATION COSTS AND FEES. THE ARBITRATORS WILL AWARD COSTS, ATTORNEYS' FEES (INCLUDING ALLOCATED COSTS FOR IN-HOUSE LEGAL COUNSEL) AND EXPENSES TO THE PREVAILING PARTY.

9.9. SURVIVAL. THE PROVISIONS IN THIS SECTION 10 [ARBITRATION] SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the Effective Date written above.

WELLS FARGO BANK, N.A. - Auto Finance Group	E-LOAN, Inc.
By: ____________________________ Paul S. Tsang	By: ____________________________ Joe Kennedy
Title: Vice President	Title: President
Date: ________________, 2000	Date: _________________, 2000_________

By: _____________________________ Frank Siskowski
Title: Chief Financial Officer
Date: _________________, 2000_________

Exhibit A

Documents to be Submitted by E-Loan with Offers to Sell a Loan

Product:

Loan amount

Term

Trade-in vehicle:
Primary Applicant information:	Co-applicant information:

Primary applicant name:

Primary applicant SSN:

Primary applicant score:

Birthdate:

Current residence:

Time on current residence:

Rent/Mortgage Payment:

Previous residence:

Time at previous residence:

Name of employer:

Time on job:

Occupation:

Employer phone:

Gross Monthly Income:

Name of previous employer:

Time on previous job:

Previous employer address:

Previous employer phone:

Other Income Source:

Other Income Amount:

Co-applicant name:

Co-applicant SSN:

Co-applicant score:

Birthdate:

Current residence:

Time on current residence:

Rent/Mortgage Payment:

Previous residence:

Time at previous residence:

Name of employer:

Time on job:

Occupation:

Employer phone:

Gross Monthly Income:

Name of previous employer:

Time on previous job:

Previous employer address:

Previous employer phone:

Other Income Source:

Other Income Amount:

Exhibit B

Purchase Criteria

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Exhibit C

Information to be Included in Confirmation

The Confirmation will include the following:

Within 2 hours of Correspondent's receipt of an Offer from E-LOAN, during Wells Fargo's business hours, Correspondent shall, in its sole discretion, accept or reject such offer, and shall inform E-LOAN of its decision.

For Approvals:

  Date and Time of the credit decision

  Application number

  Decisioning Lender Contact Information

  Applicant name (and Co-Applicant if applicable)

  Approved Amount

  Maximum Loan to Value % (for new and used)

  APR Rate (for new and used)

  Maximum Term (for new and used)

  Stipulations, which may include but not be limited to specifically required documents, such as tax lien information, proof of income, proof of employment, proof of address, individual credit bureau trade line issues, etc.

For Declinations:

  Date and Time of credit decision

  Application number

  Decisioning Lender contact information

  Applicant Name (and Co-Applicant if applicable)

  Up to 4 ECOA reasons for not approving the application as submitted

Exhibit D

Loan Documents

  Note and Security Agreement (Estimated)
  Note and Security Agreement (FINAL)
  Copy of front and back of Documentary Draft
  Drivers License(s)
  Proof of Insurance
  Title Application
  Sale Contract (New Vehicle)
  Credit Application (for Gold Rush Pre-approval program only)
  Bill of Sale or Buyers Order (Used Vehicle)
  Odometer Statement (Used Vehicle)
  Dealer Factory Invoice (New Vehicle)
  Warranty Certificate (if applicable)

Exhibit E: Purchase Price

Purchase Price:

With respect to each Loan made, Wells Fargo shall pay E-LOAN, via ACH in the account specified in Section 1.6, the Principal Balance of each Loan within 48 hours of receipt of the Required Documents for such Loan. Calculation and payment of Additional Compensation shall be as shown below.

Additional Compensation:

  As additional compensation for E-LOAN's performance of Services hereunder, Wells Fargo will pay E-LOAN a fee equal to $[*] ("Origination Fee") for each Loan purchased under this Agreement. On or before the 10th of each month, Wells Fargo shall pay E-LOAN the aggregate Origination Fees for all Loans made in the prior calendar month pursuant to this Agreement. Notwithstanding the foregoing, E-LOAN shall refund the Origination Fee to Wells Fargo for each Loan that is prepaid in full within 135 days from the date such Loan is funded.

Exhibit F

Dealer Agreement

By signing, endorsing or negotiating the Draft, the Dealer listed on the Draft agrees to comply with the terms of this Dealer Agreement. The Draft will not be honored and paid unless Dealer does all of the following:

  Confirm that the following information has been properly completed on the Draft:
    Correct name of the dealership is filled out on the "Seller" line;
    Correct dealership phone number and the state where the dealership is located;
    Vehicle Year, Make, Model, VIN, and New/Demo or Used box checked;
    Amount of the Draft (This will be the loan amount.) NOTE: The amount of the Draft must be within the minimum and maximum loan amounts, and

Must not exceed the percentages of the vehicle's estimated value, set forth on the front of the Draft. For Florida dealers, the Florida

Documentary Stamp Tax must be included on the Draft and will be deducted from the loan proceeds.
    Borrower signature - and Co-Borrower signature (if applicable).
  Confirm Vehicle Eligibility, The Draft may not be used with vehicles that will be used primarily for business or commercial purposes.

The Draft may only be used with:
  New/Demo Vehicles, model year 2001-2000, maximum mileage 6,000; or
  Used Vehicles, model year 2000-1995, maximum mileage 80,000.
  Call E-LOAN toll free at 1-877-305-2404 for authorization code.
  Read and sign the back of the Draft.
  Fax copies of the following to 1-888-322-9850:
  Bill of Sale, Purchase Order or Buyer's Order. For Florida dealers, the Florida Documentary Stamp Tax must be included in the
  Bill of Sale or Buyer's Order.
  Factory Invoice for new vehicle, book-out for used vehicle
  Certificate copies of credit life insurance, disability insurance, MBI, service contract and warranty, if applicable
  Signed Odometer Disclosure Statement for used vehicles
  Copy of Borrower(s) Driver's License
  Proof of Borrower(s) Insurance
  Application for Certificate of Title showing first and only lien holder as: E-LOAN, Inc., 5875 Arnold Road, Dublin, CA 94568
  Copy of front and back of dated and signed Draft
  Additional conditions of approval: ____________________________________________________________________________________.

THE DRAFT WILL NOT BE APPROVED FOR PAYMENT UNLESS ALL OF THE ABOVE REQUIREMENTS ARE MET.

Exhibit G

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